SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 12, 2008, is entered into by and between American Dairy, Inc., a Utah corporation (the “Company”), and The Bank of New York Mellon, as trustee (the “Trustee”) under each of the Citadel Indenture (as defined below) and the Other Indenture (as defined below), as applicable. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Indentures (as defined below).

WITNESSETH:

WHEREAS, the Company and the Trustee have entered into an indenture dated as of June 1, 2007 (the “Citadel Indenture”), which sets forth the terms and conditions governing an aggregate principal amount of US$60,000,000 of 1.0% Guaranteed Senior Secured Convertible Notes due 2012 heretofore issued by the Company (the “Citadel Notes”);

WHEREAS, the Company and the Trustee have entered into an indenture dated as of June 27, 2007 (the “Other Indenture”), which sets forth the terms and conditions governing an aggregate principal amount of US$20,000,000 of 1.0% Guaranteed Senior Secured Convertible Notes due 2012 heretofore issued by the Company (the “Other Notes”);

WHEREAS, pursuant to each of the Citadel Indenture and the Other Indenture, which are collectively referred to herein as the "Indentures," the Citadel Notes and the Other Notes are to be considered a single series of Notes, as set forth in the Indentures, and are collectively referred to as the "Combined Notes," and in each of the Indentures references to the "Indenture" shall mean the Citadel Indenture or the Other Indenture, as applicable, as supplemented hereby, and the "Notes" shall mean the Citadel Notes or the Other Notes, as applicable;

WHEREAS, Section 8.02 of each of the Indentures provides that the Company and the Trustee may, from time to time and at any time, with the consent of the holders of the requisite aggregate principal amount, or the requisite number of holders, as the case may be, of the Combined Notes at the time outstanding, enter into indentures supplemental thereto for the purpose of changing certain provisions of such Indentures subject to the terms and conditions set forth therein;

WHEREAS, the holders of the requisite aggregate principal amount, or the requisite number of holders, as the case may be, of the Combined Notes currently outstanding have consented (the evidence of such consent having been obtained and provided to the Trustee as required under each of the Indentures) to the execution of this Supplemental Indenture to each of the Indentures by the parties hereto; and

WHEREAS, the Company has complied with the requirements under each of the Indentures to execute this Supplemental Indenture and, in connection therewith, has provided the Trustee with any requisite Officers’ Certificates and Opinions of Counsel to the satisfaction of the Trustee.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Combined Notes as follows:

1. Amendments to the Indentures. Each of the Indentures is hereby amended as follows:

1.1. Sections 3.03, 3.04, 3.05, 3.06 and 3.07 shall be added to each of the Indentures as follows:

“Section 3.03. Repurchase of Notes by the Company at Option of the Holder.

(a) The Notes shall be repurchased by the Company at the option (the “Early Repurchase Option”) of the holder of the Notes, for cash, at a repurchase price equal to the Early Repurchase Amount (as defined below) in four (4) installments as set forth in Section 3.03(b); provided that (x) the Early Repurchase Option shall be exercised by a holder irrevocably and only once by giving a written notice (the “Early Repurchase Notice”) to the Trustee and the Company on or prior to 5:00 p.m., New York City time, on November 13, 2008; and (y) in consideration of the Early Repurchase Option provided hereby, upon and by the exercise thereof, each exercising holder shall be deemed to have agreed that, with respect to any Notes as to which such holder has exercised the Early Repurchase Option (the “Early Repurchase Notes”), such holder may not exercise such holder’s right to convert any of such Early Repurchase Notes into shares of Common Stock pursuant to Article 14 of this Indenture for so long as the Company is in compliance with its obligation to pay the Installment Payment Amount (as defined below) on each Installment Payment Date (as defined below) in accordance with the terms of this Indenture; provided, however, that in the event that a holder of Early Repurchase Notes requests the right to convert, pursuant to Article 14 of this Indenture, in whole or in part, any Early Repurchase Notes in lieu of being entitled to receive any cash payment for Early Repurchase Notes as set forth hereinbelow, then the Company, in its sole discretion, shall have the right to permit such conversion in lieu of being obligated to make any such cash payment. Except as otherwise expressly provided in this Section 3, all outstanding Early Repurchase Notes will be considered Notes under the Indentures for all purposes.

(b) “Early Repurchase Amount” shall mean, with respect to the Early Repurchase Notes, an amount equal to the product of the principal amount of the Notes as to which such holder has exercised the Early Repurchase Option (the “Base Principal Amount”), multiplied by one hundred fifteen percent (115%). The Early Repurchase Amount shall be paid in United States Dollars.

The Early Repurchase Amount shall be payable in four (4) installments on or prior to each of November 14, 2008 (the “First Payment Date”), April 15, 2009 (the “Second Payment Date”), July 15, 2009 (the “Third Payment Date”), and October 15, 2009 (the “Fourth Payment Date”, and each of such payment dates being an “Installment Payment Date”). The amount of the Early Repurchase Amount due on the Installment Payment Dates (the “Installment Payment Amount”) shall be (i) with respect to each of the First Payment Date, the Second Payment Date and the Third Payment Date, one-sixth (1/6) of the Early Repurchase Amount, and (ii) with respect to the Fourth Payment Date, one-half (1/2) of the Early Repurchase Amount. In addition, any accrued and unpaid interest (including any default interest as set forth in Section 4.01 of this Indenture) through the date of the Early Repurchase Notice shall be paid together with the Installment Payment Amount due on the First Payment Date. In the event that the aggregate Installment Payment Amount, together with such accrued and unpaid interest, payable on the First Payment Date exceeds $11,000,000 (the “Initial Amount”), then with respect to any amounts by which such Installment Payment Amount, together with such accrued and unpaid interest, exceeds the Initial Amount (the “Excess Amount”), the Company shall, after paying the Initial Amount on the First Payment Date, pay the Excess Amount on or prior to January 15, 2009 (the “Excess Amount Payment Date”). The payment of the Installment Payment Amount (including, for the avoidance of doubt, the Initial Amount and the Excess Amount) payable to each holder of Early Repurchase Notes on each date such amount is paid shall be the aggregate Installment Payment Amount due on such date multiplied by a fraction, (x) the numerator of which shall be the aggregate principal amount of the Early Repurchase Notes held by such holder on such date and (y) the denominator of which shall be the aggregate principal amount of all Early Repurchase Notes outstanding on such date. The Initial Amount paid by the Company shall first be applied towards each holder’s pro rata share of Base Principal Amount of the Early Repurchase Notes, and thereafter to each holder’s pro rata share of the accrued and unpaid interest to be paid as set forth hereinabove.

(c) Purchases of the Early Repurchase Notes under this Section 3.03 shall be made by the Company upon:

(i)delivery by a holder of the Early Repurchase Notes, or by the holder of beneficial interests therein, to the Company, with a copy to the Trustee (or other paying agent appointed by the Company), of a duly completed Early Repurchase Notice, in the form attached hereto as Exhibit F, not later than 5:00 p.m., New York City time on November 13, 2008; and

(ii)(X) with respect to Early Repurchase Notes represented by Global Notes, book-entry transfer, effected in a manner acceptable to the Registrar and the Company and in accordance with the provisions of this Indenture, on each Installment Payment Date, of the interests in the Early Repurchase Notes being repurchased, in an amount equal to the applicable amount of such Early Repurchase Notes being repurchased on such Installment Payment Date (together with all necessary endorsements), such book-entry transfer being deemed to occur simultaneously with the receipt by such holder of the Installment Payment Amount due on such Installment Payment Date, and thereafter the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly; provided that such Early Repurchase Notes shall conform in all respects to the description thereof in the Early Repurchase Notice; and

(Y) with respect to Early Repurchase Notes represented by Definitive Notes (1) to be repurchased on the First Payment Date, by delivery by the holder thereof to the Company, with a copy to the Trustee (or other paying agent appointed by the Company), together with the Early Repurchase Notice, of Definitive Notes representing the Early Repurchase Notes being repurchased on such First Payment Date (or, in the case of any lost or mutilated or stolen Notes, an indemnity as may be required by the Company and the Trustee as contemplated in Section 2.06 of the Indenture); and (2) to be repurchased on any of the Second Payment Date, Third Payment Date or Fourth Payment Date, by delivery, following receipt of written notice from the Company to the holders of the Early Repurchase Notes (given at least fifteen (15) days in advance of the applicable Installment Payment Date, that confirms the Company’s intention to pay the Installment Payment Amount on such Installment Payment Date), at least two (2) Business Days prior to the applicable Installment Payment Date (or such other period as the Company may agree), to the Company, with a copy to the Trustee (or other paying agent appointed by the Company), of Definitive Notes representing the Early Repurchase Notes being repurchased on such Installment Payment Date (together with all necessary endorsements), in either such case such delivery being a condition to receipt by such holder of the Installment Payment Amount due on such Installment Payment Date; provided that such Early Repurchase Notes shall conform in all respects to the description thereof in the Early Repurchase Notice; and, provided, further, that in the event of any missing endorsement or other alleged defect in the delivery, the holder shall be provided with notice and a reasonable opportunity to cure any such defect.

Upon any such surrender of Definitive Notes representing Early Repurchase Notes being repurchased on the applicable Installment Payment Date, the Company shall issue, and the Trustee shall authenticate, replacement Definitive Notes to the respective holders thereof, having an aggregate principal amount reflecting a reduction in the principal amount originally represented thereby to give effect to any Early Repurchase Notes repurchased on the applicable Installment Payment Date.

Section 3.04. Effect of Early Repurchase Notice.

Subject to Section 3.07, upon delivery to the Company of the Early Repurchase Notice specified in Section 3.03 and so long as the Company is in compliance with its obligation to pay the respective Installment Payment Amount on each Installment Payment Date in accordance with the terms of this Indenture, (i) the payment obligations of the Company under this Indenture (including, without limitation, the obligations of the Company under Section 6.01 of this Indenture) with respect to the Early Repurchase Notes shall be the Early Repurchase Amount payable in respect of such Early Repurchase Notes; (ii) Interest on the Early Repurchase Notes shall accrue only through the date of the Early Repurchase Notice and shall cease to accrue thereafter; and (iii) a holder of the Early Repurchase Notes shall, upon delivery of the Early Repurchase Notice, (x) be entitled to receive solely the Early Repurchase Amount with respect to such Early Repurchase Notes pursuant to this Section, together with any accrued and unpaid Interest through the date of the Early Repurchase Notice, and (y) not be permitted to convert the Early Repurchase Notes held by it in accordance with Article 14 of this Indenture, except as provided in Section 3.03(a); provided that except as otherwise set forth herein, such holder of Early Repurchase Notes shall be entitled to all other rights and privileges as a holder of Notes under this Indenture and the other Transaction Documents in respect of any such Early Repurchase Notes that remain outstanding until the Early Repurchase Amount has been paid in full.

The Company will comply with the provisions of Rule 14e-1 and any other tender offer rules under the Exchange Act (including, without limitation, filing a Schedule TO or other schedule) to the extent then applicable in connection with the repurchase rights of the holders of Notes.

The Early Repurchase Notice shall be irrevocable.

Section 3.05. Deposit of the Early Repurchase Amount.

Prior to 10:00 a.m. (New York City Time) on each Installment Payment Date, the Company shall pay to the holders of the Early Repurchase Notes the Installment Payment Amount due on such Installment Payment Date, in immediately available funds to the account(s) designated by such holders as set forth in the Early Repurchase Notice (it being acknowledged, for the avoidance of doubt, that the Company may pay such Installment Payment Amount prior to such Installment Payment Date).

Upon payment of the Installment Payment Amount due on each Installment Payment Date, (i) a portion of the Early Repurchase Notes, in an amount equal to the applicable percentage of the Base Principal Amount being repurchased on such Installment Payment Date, will cease to be outstanding, (ii) subject to the other terms of this Indenture, all other rights of the holders of such Early Repurchase Notes under this Indenture will terminate as to the portion of Early Repurchase Notes so purchased, (iii) the Base Principal Amount of the Early Repurchase Notes not repurchased on such Installment Payment Date will continue to be outstanding, and (iv) all other rights of the holders of such Early Repurchase Notes under this Indenture will continue as to the portion of Early Repurchase Notes not so purchased, in all such cases whether or not book-entry transfer or physical delivery of such Early Repurchase Notes has been made or such Early Repurchase Notes have been delivered to the Trustee or paying agent, in each case, as of such Installment Payment Date.

Section 3.06. Notes Repurchased in Part.

For any Early Repurchase Notes represented by Definitive Notes and repurchased pursuant to Section 3.03 of this Indenture only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of any authorized denomination, in an aggregate principal amount equal to the unrepurchased portion of such Early Repurchase Notes.

Section 3.07. Failure to Pay the Early Repurchase Amount

(a) If the Company (i) fails to pay the applicable Installment Payment Amount within fifteen (15) days following the First Payment Date (except with respect to the Excess Amount, if any) or (ii) fails to pay the Excess Amount, if any, within fifteen (15) days following the Excess Amount Payment Date, and such failure shall be continuing, then any such failure will be an Event of Default under this Indenture, and either the Trustee or the holders of not less than twenty-five (25%) in aggregate of the Base Principal Amount of Early Repurchase Notes then outstanding, determined in accordance with Section 12.04 of this Indenture, by notice in writing to the Company (and to the Trustee if given by such holders), may declare the entire Early Repurchase Amount payable to the holders of the Early Repurchase Notes, net of any Installment Payment Amount already paid, to be due and payable immediately, anything contained in this Indenture to the contrary notwithstanding.

(b) Failure by the Company to pay the applicable Installment Payment Amount within fifteen (15) days following any of the Second Payment Date, the Third Payment Date or the Fourth Payment Date (any such payment date on which the Installment Payment Amount due on such date is not paid, the “Missed Payment Date”) shall not, solely by reason thereof, constitute a Default or an Event of Default hereunder; provided, that, unless the Installment Payment Amount due on such Missed Payment Date is paid within a period of fifteen (15) days after such Missed Payment Date, then Sections 3.03, 3.04, 3.05 and 3.06 of this Indenture shall cease to have any force or effect with respect to any Early Repurchase Notes then outstanding and all Early Repurchase Notes shall cease to be Early Repurchase Notes and such Notes, and the holders thereof, shall automatically be entitled to all rights and privileges as a holder of Notes under this Indenture and other Transaction Documents in respect of such Notes, as if no Early Repurchase Notice had been delivered with respect to such Notes, including, without limitation, the conversion rights provided in Article 14 of the Indenture.

(c) Notwithstanding anything to the contrary contained in this Indenture, the amount that can be declared to be due and payable immediately pursuant to Section 3.07(a) or 3.07(b) shall be limited to the entire Early Repurchase Amount, net of any Installment Payment Amount already paid.

1.2 Exhibit F shall be added to this Indenture as follows:

“Exhibit F. Early Repurchase Notice

TO: AMERICAN DAIRY, INC.

The undersigned [registered holder of] [holder of beneficial interests in] the Notes specified in this notice, hereby (i) irrevocably acknowledges receipt of a notice from American Dairy, Inc. (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes upon the exercise of the Early Repurchase Option, (ii) exercises the Early Repurchase Option and (iii) requests and instructs the Company to repurchase the Notes below designated from the undersigned, in accordance with the terms of the Indenture, at the Early Repurchase Amount with respect to such Notes:

$ __________ Principal Amount of the Notes to which this Early Repurchase Notice relates pursuant to Section 3.03 of the Indenture.

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Early Repurchase Amount shall be paid by the Company in four (4) installments, pursuant to the terms and conditions specified in the Indenture.

[Definitive Notes representing Notes that are the subject of this Early Repurchase Notice are being delivered, together with this Early Repurchase Notice, to the Company at the delivery address listed below.]

The undersigned hereby authorizes and instructs the Company to pay, on each Installment Payment Date, the Installment Payment Amount due on such Installment Payment Date, in immediately available funds to the following account (or to such other account as such [registered holder of] [holder of beneficial interests in] the Early Repurchase Notes at the time provides written notice to the Company (with a copy to the Trustee):

Bank: ____________________________________________________
Branch: __________________________________________________
SWIFT Code
(if applicable): _____________________________________________
ABA Code
(if applicable): _____________________________________________
Accountholder Name: _______________________________________
Account Name: ____________________________________________

The undersigned acknowledges that this notice is irrevocable.

Dated:

Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

ISIN No.: _____________________________________________

Principal amount to be repurchased (if less than all): $

Social Security or Other Taxpayer Identification Number:

Date: ______________

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Delivery Address for Definitive Notes:

American Dairy, Inc.
c/o:

1.3 The definition of Common Depositary, as set forth in Section 1.01 of the Other Indenture is deleted and replaced in its entirety by the following:

“Common Depositary” means, with respect to the Other Notes issuable or issued in global form, The Bank of New York Depository (Nominees) Limited, or registered its successors or assigns, as the Common Depositary for Euroclear and Clearstream, or the Depositary Trust Company (“DTC”), with respect to the Other Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.”

1.4 In addition to the foregoing, the Company and the Trustee may take such action and execute such documents, including such further indentures supplemental to the Other Indenture, to provide for Other Notes that are issued in Definitive Form to be transferred for beneficial interests in Global Notes that are held by the DTC or such other Common Depositary as shall be agreed between the Company, the Trustee and the holders of the Other Notes; provided, however, that there shall be no modifications to the terms of the Other Notes in any way except and to the extent necessary to exchange Definitive Notes for beneficial interests in Global Notes.

2. Consents and Waivers. The Company’s obligations to comply with the terms and conditions set forth in each of the Indentures are hereby modified as follows:

2.1. The Company and the Operating Subsidiaries shall be permitted to Incur Debt solely (a) for the purpose of making, and in such amount as is necessary to make, and the proceeds thereof shall be used for making, payment of the Early Repurchase Amount with respect to any Notes as to which the Early Repurchase Option has been exercised; provided, however, that such Debt and any refinancing thereof (collectively, the “Early Repurchase Debt”) shall not exceed $92,000,000 in aggregate principal amount, and (b) to fund working capital and capital expenditure requirements to expand the Company’s business operations, in an amount not to exceed $40,000,000 in aggregate principal amount (“Operations Debt”); provided, however, that the Company or the Operating Subsidiaries shall only be permitted to incur Operations Debt if, and to the extent that, for every $1.00 of Operations Debt incurred, the Company repurchases $1.00 of Early Repurchase Notes in addition to the portion of the Early Repurchase Amount payable on the First Payment Date (such Early Repurchase Notes being so repurchased hereinafter referred to as the “Additional Repurchase Notes”) and (i) the purchase price for the Additional Repurchase Notes shall be paid not later than three (3) Business Days following the date that the Company, or the applicable Operating Subsidiary, receives proceeds from such Operations Debt; and (ii) the Company shall give written notice of such Incurrence of any Operations Debt to the holders of the Early Repurchase Notes promptly upon incurring such Operations Debt; and provided further that if the Company fails to repurchase the Additional Repurchase Notes according to the terms set forth in the foregoing proviso, and fails to cure such failure within fifteen (15) days thereafter, then such failure to so cure shall be an Event of Default and either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate of the Base Principal Amount of the Early Repurchase Notes then outstanding, determined in accordance with Section 12.04 of this Indenture, by notice in writing to the Company (and to the Trustee if given by such holders), may declare the entire Early Repurchase Amount payable to the holders of the Early Repurchase Notes, net of any Installment Payment Amounts already paid, to be due and payable immediately, anything contained in the Indentures to the contrary notwithstanding.

2.2. The Company’s obligations under Sections 4.09(a), 4.09(b) and 4.16 of each of the Indentures are hereby waived to the extent necessary for, and with respect to, the Incurring of the Early Repurchase Debt and Operations Debt.

2.3. The Company and the Operating Subsidiaries shall be permitted to Incur, or suffer to exist, any Lien to the extent and only to the extent required by any lender of the Early Repurchase Debt or of Operations Debt, and Incurred solely in respect of the Early Repurchase Debt or of Operations Debt, and the Company’s obligations under Section 4.11 of each of the Indentures are hereby waived to the extent of such Liens Incurred in respect of the Early Repurchase Debt and Operations Debt, respectively. In addition, (A) the Company shall be permitted to pledge and grant a security interest in favor of the holders of the Company’s 7.75% Convertible Notes due October 2, 2009 (the “7.75% Notes”) to the extent, and only to the extent, set forth in the form of Share Pledge Agreement attached hereto as Exhibit 2.3 (the “Second Share Pledge Agreement”), and (B) if, and to the extent that, any security interest with respect to equity interests in the Company’s subsidiaries formed under the laws of the People’s Republic of China, or any additional subsidiaries of the Company, or of its wholly owned subsidiary American Flying Crane Corporation, a Delaware corporation (“AFC”), in favor of the holders of the Notes, then the Company or AFC, as the case may be, shall grant a security interest in favor of the holders of the 7.75% Notes to the same relative extent as the interests granted by the Second Share Pledge Agreement, pursuant to an applicable share pledge agreement, and the foregoing interests granted by the Company or AFC, as the case may be, to the holders of the 7.75% Notes shall constitute a Permitted Lien under the Indentures.

2.4. The Company shall be permitted to Incur the Early Repurchase Debt and Operations Debt, directly or indirectly, in whole or in part, from Mr. Leng You-Bin, a shareholder of the Company, on an unsecured basis, without the incurrence of any Lien, and in such event the Company’s obligations under Section 4.14(c) of each of the Indentures are hereby waived, but only to the extent that such obligations relate to the requirement to obtain a written opinion from an Independent Financial Advisor arising directly as a result of the Incurrence of such Early Repurchase Debt or Operations Debt from Mr. Leng You-Bin.

2.5. The Company’s obligations to comply with Section 4.26 of each of the Indentures are hereby waived to the extent that a Termination of Trading arises as a result of the Company’s failure to timely file its annual report(s) on Form 10-K for the fiscal year ended December 31, 2007 and, if applicable, December 31, 2008, or any quarterly reports on Form 10-Q for quarterly periods during such fiscal years, with the Commission as a result of the termination of the Company’s former auditors and the reaudit process described in the Company’s current report on Form 8-K filed with the Commission on March 17, 2008 (the “Reaudit”); provided, however, that in the event that the Company fails to pay when due the applicable Installment Payment Amount that is payable on the Second Payment Date, or the Third Payment Date or the Fourth Payment Date (in each case a “Missed Payment Date”), then the foregoing waiver, to the extent it relates to the filing of the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2008, shall be terminated and of no further force and effect.

2.6. The Company’s obligations to comply with Sections 4.27, 4.30 and 4.33 of each of the Indentures are hereby waived, but only to the extent that any non-compliance with any of such Sections is due to or results from the Reaudit and the resulting delay in completing the Company’s audited financial statements for the fiscal year ended December 31, 2007 and, if applicable, the fiscal year ending December 31, 2008; provided, however, that in the event that the Company fails to pay when due the Installment Payment Amount that is payable on the applicable Missed Payment Date, then the foregoing waiver to the extent it relates to the financial statements for the fiscal year ending December 31, 2008 shall be terminated and of no further force and effect.

2.7. The Company’s obligations to comply with Sections 4.09(b) and 4.16 of each of the Indentures with respect to maintenance of the Leverage Ratio and the Consolidated Tangible Net Worth, respectively, are hereby waived for the period commencing on the Issue Date and continuing through the end of the last Fiscal Quarter the results of which are reflected in the amended and/or delinquent reports required to be filed and actually filed by the Company with the Commission reflecting the Reaudit (the “Current Filings Period”); provided, however, that such waiver shall not apply to any breach by the Company of such obligations for periods commencing on or after the first day of the first full Fiscal Quarter following the Current Filings Period; and provided, further, that (i) in the event that the Company fails to pay when due the Installment Payment Amount that is payable on the applicable Missed Payment Date, then the foregoing waiver, to the extent it relates to any Fiscal Quarter ending on or after December 31, 2008, shall be terminated and of no further force and effect, and (ii) the Company shall deliver to the Trustee a compliance certificate, signed by the principal executive officer, principal financial officer or principal accounting officer, certifying as to the Leverage Ratio and the Consolidated Tangible Net Worth for the applicable Fiscal Quarter, within five (5) business days of the later of (i) such Missed Payment Date and (ii) the date which is the earlier of (x) the date on which the Company is required to file with the Commission under the Securities Exchange Act of 1934, as amended (including giving effect to any extensions permitted by Rule 12b-25), the Company’s Form 10-K or Form 10-Q, as the case may be, relating to the most recently completed Fiscal Quarter ending on or after December 31, 2008 or (y) the date on which the Company files such Form 10-K or Form 10-Q, as the case may be, with the Commission.

2.8. The Company’s obligations to comply with Section 4.25 of each of the Indentures, to make the payment described in clause (a) of the definition of Additional Amounts in Section 1.1 of each of the Indentures, and to pay Additional Interest pursuant to clause (a) of the definition of Additional Interest in Section 1.1 of each of the Indentures, are hereby waived; provided, however, that in the event that the Company fails to pay when due the Installment Payment Amount that is payable on the applicable Missed Payment Date, and a Qualifying IPO has not occurred by such Missed Payment Date, then the foregoing waiver shall terminate and be of no further force and effect, and the Company shall be obligated to pay (i) within fifteen (15) days of such Missed Payment Date, such Additional Amounts, and (ii) on each Interest Payment Date following such Missed Payment Date, such Additional Interest that has accrued but not been paid through such Interest Payment Date.

2.9. The Company’s obligations to pay Additional Interest accruing under clause (b) of the definition of Additional Interest in Section 1.1 of each of the Indentures is hereby waived; provided, however, that in the event that the Company fails to pay when due the Installment Payment Amount that is payable on the applicable Missed Payment Date, then the foregoing waiver shall terminate and be of no further force and effect, and the Company shall be obligated to pay to holders of the Early Repurchase Notes then outstanding such Additional Interest as may accrue under such clause (b) for the period commencing on the date of the Early Repurchase Notice, unless all of the shares of Common Stock underlying such holder’s Notes may be sold in reliance upon Rule 144 under the Securities Act of 1933, as amended, without regard to limitation by volume by such holder.

2.10. The Company’s obligations to pay Interest (other than the Additional Interest) under Section 4.01 of each of the Indentures are hereby waived; provided, however, that in the event that the Company fails to pay when due the Installment Payment Amount that is payable on the applicable Missed Payment Date, then the foregoing waiver shall terminate and be of no further force or effect, and the Company shall be obligated to pay (i) within fifteen (15) days from such Missed Payment Date, the Interest (other than the Additional Interest) accrued but unpaid through such Missed Payment Date and (ii) on each Interest Payment Date following such Missed Payment Date, the Additional Interest that has accrued but not been paid through such Interest Payment Date.

2.11. To the extent that any actions taken or to be taken by the Company in undertaking, effecting and consummating the repurchase of the Early Repurchase Notes and the transactions contemplated by this Supplemental Indenture would not comply with or would be limited by the provisions of the Indentures, as modified or otherwise waived hereby, compliance with such provisions is hereby waived solely to the extent required to so effectuate and consummate.

3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, each of the Indentures is ratified and confirmed in all respects and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of each of the Indentures for all purposes, shall be construed as a part thereof, and every holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

6. Counterparts.

6.1.  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

6.2. This Supplemental Indenture may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

7. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8. Effect of Headings. The section headings herein are for convenience only and shall not effect the construction thereof.

[Signature page(s) to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

AMERICAN DAIRY, INC.

By:	/s/ Jonathan Chou
Name: Jonathan Chou Title: Chief Financial Officer

AMERICAN FLYING CRANE CORPORATION

By:	/s/ Jonathan Chou
Name: Jonathan Chou Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee under the Citadel Indenture and the Other Indenture

By:	/s/ Lici Zhu
Name: Lici Zhu Title: Assistant Vice President